Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. REPORTS ESTIMATED RESULTS

AND SELECTED FINANCIAL DATA FOR Q4 2012

VERO BEACH, FL -- Feb. 13, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB; NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced the preliminary estimated results and selected financial data provided below for the quarter ended December 31, 2012 and as of December 31, 2012.

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The Company expects to report taxable REIT income per share for the quarter and year ended December 31, 2012 in an amount that approximates dividends paid of $0.27 and $1.20 per share, respectively, for such periods.

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Q4 2012 GAAP earnings of $114.0 million to $117.0 million, or $0.36 to $0.38 on a per diluted common share basis.

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December 31, 2012 book value (shareholders' equity) of $7.28 to $7.30 per diluted common share.

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As of December 31, 2012, there were 309,013,984 common shares and 2,005,611 Series A Preferred shares outstanding.

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As of February 12, 2013, there were 309,045,797 common shares, 2,180,572 Series A Preferred shares and 5,400,000 Series B Preferred shares outstanding.  The Company estimates that its current book value (shareholders' equity) is $6.70 to $6.76 per diluted common share.

The preliminary estimated GAAP earnings and book value, as well as taxable REIT income, are subject to revision as we finalize our financial statements for the year ended and as of December 31, 2012, including all disclosures required by GAAP, and as our auditors conduct their audit of these financial statements. Factors that could cause these preliminary estimates to differ include, but are not limited to: (i) additional adjustments in the calculation of financial results for, or portfolio values as of, the year-end date, or the application of accounting principles, (ii) discovery of new information that alters expectations about fourth quarter and year end results or impacts valuation methodologies underlying these results, (iii) errors in the assessment of portfolio value, and (iv) accounting changes required by GAAP.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC. ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission (“SEC”).  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: Investor Contact: investors@armourreit.com

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340